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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement (Form S-4 No. 333-107709) and the related Prospectus, the Registration Statement (Form S-3 No. 333-111003) and in the related Prospectus, the Registration Statement (Form S-8 No. 333-79817) pertaining to the 1999 Stock Option Plan, the Registration Statement (Form S-8 No. 333-17265) pertaining to the Employees' 401(k) and Retirement Plan, the Registration Statement (Form S-8 No. 333-09977) pertaining to the Wackenhut Corrections Corporation Stock Option Plan, and the Registration Statement (Form S-8 No. 333-09981) pertaining to the Nonemployee Director Stock Option Plan of Wackenhut Corrections Corporation of our report dated February 4, 2004, with respect to the consolidated financial statements and schedule of The GEO Group, Inc. (formerly Wackenhut Corrections Corporation) included in this Annual Report (Form 10-K) for the year ended December 28, 2003.

                                                 /s/ ERNST & YOUNG LLP

West Palm Beach, Florida
March 8, 2004